BYLAWS

                                      OF

                    MITSUI VENDOR LEASING FUNDING CORP. II








                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

ARTICLE I OFFICES........................................................1

ARTICLE II MEETINGS OF STOCKHOLDERS......................................1

         Section 1.Annual Meeting........................................1
         Section 2.Special Meetings......................................1
         Section 3.Notice of Meetings....................................1
         Section 4.Waiver of Notice......................................2
         Section 5.Organization..........................................2
         Section 6.Stockholders Entitled to Vote.........................2
         Section 7.Quorum and Adjournment................................3
         Section 8.Order of Business.....................................3
         Section 9.Vote of Stockholders..................................3
         Section 10 Consent of Stockholders in Lieu of Meeting...........4

ARTICLE III BOARD OF DIRECTORS...........................................4

         Section 1.Election and Term.....................................4
         Section 2.Qualification.........................................4
         Section 3.Number................................................4
         Section 4.General Powers........................................5
         Section 5.Place of Meetings.....................................5
         Section 6.Organization Meeting..................................5
         Section 7.Regular Meetings......................................5
         Section 8.Special Meetings; Notice and Waiver of Notice.........5
         Section 9.Organization of Meetings..............................6
         Section 10 Quorum and Manner of Acting..........................6
         Section 11 Voting...............................................6
         Section 12 Action Without a Meeting.............................7
         Section 13 Resignations.........................................7
         Section 14 Removal of Directors.................................7
         Section 15 Filling of Vacancies.................................7
         Section 16 Interested Directors and Officers....................7

ARTICLE IV THE OFFICERS..................................................8

         Section 1.Officers - Qualifications.............................8
         Section 2.Term of Office; Vacancies.............................8
         Section 3.Removal of Elected Officers...........................9
         Section 4.Resignations..........................................9
         Section 5.Officers Holding More Than One Office.................9
         Section 6.The Chairman of the Board.............................9
         Section 7.The President.........................................9
         Section 8.The Vice President....................................10
         Section 9.The Secretary.........................................10
         Section 10 The Treasurer........................................10
         Section 11 Additional Duties and Authority......................11

ARTICLE V STOCK AND TRANSFERS OF STOCK...................................11

         Section 1.Stock Certificates....................................11
         Section 2.Transfers of Stock....................................11
         Section 3.Lost Certificate......................................11
         Section 4.Determination of Holders of Record for Certain
                   Purposes..............................................12

ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS.............12

         Section 1.Indemnification.......................................12
         Section 2.Expenses..............................................13
         Section 3.Determination of Indemnification......................13
         Section 4.Nonexclusive Right....................................13
         Section 5.Subordination of Indemnification......................14

ARTICLE VII MISCELLANEOUS................................................14

         Section 1.Fiscal Year...........................................14
         Section 2.Signatures on Negotiable Instruments..................14
         Section 3.References to Article and Section Numbers and to
                   the Bylaws and the Certificate of Incorporation.......14

ARTICLE VIII AMENDMENTS..................................................14

         Section 1.Amendments............................................14
         Section 2.Amendment of Certain Bylaws...........................15







                                    BYLAWS
                                      OF
                    MITSUI VENDOR LEASING FUNDING CORP. II

                                  ARTICLE I

                                    OFFICES

     Mitsui Vendor Leasing Funding Corp. II (the "Corporation") may establish or discontinue, from time to time, the offices and places of business within or without the State of Delaware that the Board of Directors deems proper for the conduct of the Corporation's business.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETING.
                --------------

     The annual meeting of the holders of shares of stock entitled to notice of the meeting and to vote notice at the meeting pursuant to the provisions of the Certificate of Incorporation (the "Annual Meeting of Stockholders") for the purpose of electing directors and transacting any other business that may come before it shall be held each year at the time, on the day, and at the place, within or without the State of Delaware, that shall be designated by the Board of Directors.

     SECTION 2. SPECIAL MEETINGS.
                ----------------

     In addition to the special meetings that are provided for by law or by the Certificate of Incorporation, special meetings of the holders of the Corporation's stock may be called at any time by the Board of Directors and may be held at the time, on the day, and at the place, within or without the State of Delaware, that shall be designated by the Board of Directors.

     SECTION 3. NOTICE OF MEETINGS.
                ------------------

     Except as otherwise provided by law, written notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote at the meeting. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case the notice shall be mailed to the address designated in the request. Notice of each meeting of stockholders shall be in the form approved by the Board of Directors and shall state the purposes for which the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty days and not less than ten days before the day of the meeting. Except as otherwise provided by law, the business that may be transacted at any the meeting of stockholders shall consist of and be limited to the purposes stated in the notice. The Secretary or an Assistant Secretary of the Corporation shall, after giving the notices, make an affidavit stating that notice has been given. The affidavit shall be filed with the minutes of the meeting.

     SECTION 4. WAIVER OF NOTICE.
                ----------------

     Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or the bylaws, a waiver of notice in writing or by electronic facsimile transmission or other communication device capable of transmitting or creating a written record, signed by the person entitled to notice, whether before or after the time stated in the notice, shall be equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of the meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting because the meeting is not properly called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation.

     SECTION 5. ORGANIZATION.
                ------------

     The Chairman of the Board shall act as chairman at all meetings of stockholders at which he is present. The chairman shall call the meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 5 of Article II to be performed by him at the meeting shall be performed at the meeting by the officer described in Section 6 of Article IV. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

     SECTION 6. STOCKHOLDERS ENTITLED TO VOTE.
                -----------------------------

     The Board of Directors may fix a date not more than sixty days nor less than ten days prior to the date of any meeting of stockholders, or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled to notice of and to vote at the meeting and any adjournment of the meeting, or to give the consent or express the dissent. Only those stockholders of record on that date shall be entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to give the consent or express the dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after setting the record date. The Secretary shall prepare and make or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each the stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place specified in the notice of the meeting within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

     SECTION 7. QUORUM AND ADJOURNMENT.
                ----------------------

     Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting present in person or by proxy shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. However, if the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 8. ORDER OF BUSINESS.
                -----------------

     The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote at the meeting. At special meetings of stockholders no business other than that specified in the notice of the meetings or germane thereto shall be transacted.

     SECTION 9. VOTE OF STOCKHOLDERS.
                --------------------

     Except as otherwise permitted by law or by the Certificate of Incorporation or the bylaws, all action by stockholders shall be taken at a stockholders meeting. Every stockholder of record, as determined pursuant to
Section 6 of this Article II, and who is entitled to vote, shall be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation. Every stockholder entitled to vote or entitled to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy duly appointed by an instrument in writing, subscribed by the stockholder and executed not more than three years prior to the meeting, unless the instrument provides for a longer period. Attendance at any meeting by a stockholder shall not have the effect of revoking a proxy given before that meeting unless the stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by written ballot unless the chairman of the meeting shall determine that it shall be by written ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in the vote shall so demand. In a vote by written ballot each written ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law, by the Certificate of Incorporation, or by Section 14 of Article III, all elections of directors and all questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question.

     SECTION 10.  CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.
                  ------------------------------------------

     Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to in the consent unless within sixty days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to the Secretary or other agent of the Corporation having custody of the minute book of the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                 ARTICLE III

                              BOARD OF DIRECTORS

     SECTION 1. ELECTION AND TERM.
                -----------------

     The directors shall be elected at the Annual Meeting of the Stockholders and shall be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified or until their earlier resignation or removal.

     SECTION 2. QUALIFICATION.
                -------------

     A director need not be the record or beneficial owner of shares of capital stock of the Corporation. Acceptance of the office of director may be expressed orally or writing.

     SECTION 3. NUMBER.
                ------

     The number of directors constituting the whole board shall be three, at least two of whom shall be Independent Directors. The number of directors may be increased or decreased from time to time by amendment of this bylaw by the Board of Directors or the stockholders within the limits permitted by law. No decrease in the number of directors shall change the term of any director then in office.

     The term "Independent Director" shall have the meaning given to it in the Certificate of Incorporation of the Corporation.

     SECTION 4. GENERAL POWERS.
                --------------

     The business, properties, and affairs of the Corporation shall be managed by the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees, and agents of the Corporation, and to make, execute, and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things that are not reserved to the stockholders by law or by the Certificate of Incorporation or by these bylaws.

     SECTION 5. PLACE OF MEETINGS.
                -----------------

     Meetings of the Board of Directors may be held at any place, within or without the State of Delaware, as is from time to time designated by the Board of Directors.

     SECTION 6. ORGANIZATION MEETING.
                --------------------

     A newly elected Board of Directors shall meet and organize, and also may transact any other business that might be transacted at a regular meeting thereof as soon as practicable after each Annual Meeting of Stockholders, at the place at which the meeting of stockholders took place, without notice of the meeting, provided a majority of the whole Board of Directors is present. If the a majority is not present, the organization meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 8 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof.

     SECTION 7. REGULAR MEETINGS.
                ----------------

     Regular meetings of the Board of Directors shall be held at the times determined by resolution of the Board of Directors. No notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

     SECTION 8. SPECIAL MEETINGS; NOTICE AND WAIVER OF NOTICE.
                ---------------------------------------------

     Special meetings of the Board of Directors shall be called by the Secretary at the request of the Chairman of the Board or the President or at the request in writing of any two directors stating the purpose or purposes of the meeting. Notice of any special meeting shall be in form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each director at his residence or usual place of business (his "notice address") not later than two days before the day on which the meeting is to be held, or shall be sent to him at his notice address by electronic facsimile transmission or other communication device capable of transmitting or creating a written record or be delivered personally or by telephone not later than the day before the day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he signs a written waiver of notice either before or after the time stated therein, or if he attends the meeting, except when he attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting because the meeting is not properly called or convened. The business to be transacted at, or the purpose of, any special meeting of the Board of Directors shall be specified in any notice or written waiver of notice.

     SECTION 9. ORGANIZATION OF MEETINGS.
                ------------------------

     The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 9 of Article III to be performed by him at the meeting shall be performed at the meeting by the officer prescribed by Section 6 of Article IV. If none of those officers is present at the meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at the meeting. The Secretary of the Corporation shall act as the secretary of all meetings of the Board of Directors, and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

     SECTION 10.  QUORUM AND MANNER OF ACTING.
                  ---------------------------

     At every meeting of the Board of Directors one-third, but in no event fewer than two, of the total number of directors constituting the whole Board of Directors shall constitute a quorum. Except as otherwise provided by law or by the Certificate of Incorporation, by Section 15(a) of this Article III, or by Section 3 of Article IV, the vote of a majority of the directors present at any the meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee of the Board may participate in a meeting of the Board of Directors or of the committee by means of telephone conference or similar communications equipment if all persons participating in the meeting can hear each other. Participation by a member of the Board of Directors in a meeting pursuant to this Section 10 of Article III shall constitute his presence in person at the meeting.

     SECTION 11.  VOTING.
                  ------

     On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of the Board of Directors so requests at the time.

     SECTION 12.  ACTION WITHOUT A MEETING.
                  ------------------------

     Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting by the Board of Directors or by any committee of the Board may be taken without a meeting, if prior to the action all members of the Board of Directors or of the committee, as the case may be, consent to it in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

     SECTION 13.  RESIGNATIONS.
                  ------------

     Any director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective on that date. Acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to acceptance.

     SECTION 14.  REMOVAL OF DIRECTORS.
                  --------------------

     Any director may be removed, either for or without cause, at any time by action of the holders of a majority of the outstanding shares of stock entitled to vote on removal, either at a meeting of the holders of the shares or, whenever permitted by law, without a meeting by their written consents.

     SECTION 15.  FILLING OF VACANCIES.
                  --------------------

     Except as otherwise provided by law and the Certificate of Incorporation, in case of any increase in the number of directors, or of any vacancy in the Board of Directors, the additional directors may be elected, or, as the case may be, the vacancies may be filled, either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided in Section 10 of this Article III, or (b) by the holders of capital stock of the Corporation entitled to vote on the election of directors, either at an Annual Meeting of Stockholders or at a special meeting of the holders called for that purpose. The directors so chosen shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and have qualified or until their earlier resignation or removal.

     SECTION 16.  INTERESTED DIRECTORS AND OFFICERS.
                  ---------------------------------

                 a. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee of the Board that authorizes the contract or transactions, or solely because his or their votes are counted on the issue, if:

                         (1) The material  facts as to their  relationship  or
                    interest and as to the contract or transaction are disclosed or known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                         (2) The material  facts as to their  relationship  or
                    interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote on the issue and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                         (3) The  contract  or  transaction  is fair as to the
                    Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee of the Board, or the stockholders.

                  b. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereby which authorizes the contract or transaction.

                                  ARTICLE IV

                                 THE OFFICERS

     SECTION 1. OFFICERS - QUALIFICATIONS.
                -------------------------

     The elected officers of the Corporation shall be a President, a Secretary, a Treasurer (or Chief Financial Officer), and, at the option of the Board of Directors, a Chairman of the Board. The elected officers shall be elected by the Board of Directors. The Chairman of the Board and the President shall be selected from the directors. The Board of Directors may elect one or more Vice Presidents and elect or appoint any other officers it deems appropriate. Assistant Secretaries, Assistant Treasurers, and other officers and agents may be appointed by the Board of Directors or may be appointed pursuant to Section 6 of this Article IV.

     SECTION 2. TERM OF OFFICE; VACANCIES.
                -------------------------

     So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year and, except as otherwise provided in Sections 3 and 4, and subject to the provisions of
Section 6 of this Article IV, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify or until their earlier resignation or removal. If any vacancy occurs in any office, the Board of Directors may elect or appoint a successor to fill the vacancy for the remainder of the term.

     SECTION 3. REMOVAL OF ELECTED OFFICERS.
                ---------------------------

     Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for the purpose.

     SECTION 4. RESIGNATIONS.
                ------------

     Any officer may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective on that date. Acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to acceptance.

     SECTION 5. OFFICERS HOLDING MORE THAN ONE OFFICE.
                -------------------------------------

     Any officer may hold two or more offices the duties of which can be consistently performed by the same person, except that the offices of President and Secretary may not be held by the same person at the same time.

     SECTION 6. THE CHAIRMAN OF THE BOARD.
                -------------------------

     As provided in Section 5 of Article II, the Chairman of the Board shall act as chairman at all meetings of the stockholders at which he is present, and, as provided in Section 9 of Article III, he shall preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board, his duties shall be performed and his authority may be exercised by the President. In the absence of the Chairman of the Board and the President, the duties shall be performed by person designated by the most senior officer of the Corporation making a designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

     SECTION 7. THE PRESIDENT.
                -------------

     The President shall be the chief executive officer of the Corporation. He shall direct, coordinate, and control the Corporation's business and activities and its operating expenses and capital expenditures and shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. He shall be responsible for the employment or appointment of any employees, agents, and officers (except officers to be elected by the Board of Directors pursuant to Section 1 of this Article IV) required for the conduct of the business of the Corporation. He shall have authority to suspend or to remove any employee, agent, or appointed officer of the Corporation. In the case of the suspension for cause of any elected officer, he shall recommend to the Board of Directors what further action should be taken. He shall have general authority to execute bonds, deeds, and contracts in the name and on behalf of the Corporation.

     The President also shall be the chief administrative officer of the Corporation. He shall implement the general directives, plans and policies and shall establish operating and administrative plans, and policies and direct and coordinate the Corporation's organizational components, within the scope of the authority delegated to him by the Board of Directors. As provided in
Section 6 of this Article IV, in the absence of the Chairman of the Board, the President shall perform all the duties and exercise the authority of the Chairman of the Board.

     SECTION 8. THE VICE PRESIDENT.
                ------------------

     The several Vice Presidents, if any, shall perform the duties and may exercise the authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board, or the President.

     SECTION 9. THE SECRETARY.
                -------------

     The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors. As provided in Section 5 of
Article II and Section 9 of Article III, the Secretary shall keep minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which he is present. When some other person has served as secretary to a meeting, the Secretary shall maintain custody of the minutes of those proceedings. He shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary, if any, or person designated by the Chairman of the Board shall perform his duties.

     SECTION 10. THE TREASURER.
                 -------------

     The Treasurer, who may be designated the Chief Financial Officer, shall have the care and custody of all the funds of the Corporation and shall deposit the same in the banks or other depositories the Board of Directors (or persons designated by the Board of Directors for the purpose) directs or approves from time to time. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall require. Except as otherwise provided by the Board of Directors or in the Corporation's plan of organization, he shall perform all other necessary duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of the treasurer of a corporation. Whenever required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in the sums and with sureties approved the Board of Directors. In the absence of the Treasurer, an Assistant Treasurer, if any, or any person designated by the Chairman of the Board shall perform his duties.

     SECTION 11. ADDITIONAL DUTIES AND AUTHORITY.
                 -------------------------------

     In addition to the foregoing specifically enumerated duties and authority, the several officers of the Corporation shall perform any other duties and may exercise any further authority the Board of Directors determines or that may be assigned to them by any superior officer from time to time.

                                  ARTICLE V

                         STOCK AND TRANSFERS OF STOCK

     SECTION 1. STOCK CERTIFICATES.
                ------------------

     The capital stock of the Corporation shall be represented by certificates (each, a "certificate") signed by or in the name of the Corporation by the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. The certificates representing the capital stock of the Corporation shall be in the form approved by the Board of Directors.

     SECTION 2. TRANSFERS OF STOCK.
                ------------------

     Transfers of stock on the books of the Corporation may be authorized only by the person named in the certificate, or by an attorney for that person properly constituted in writing. The transfer shall be effected only upon surrender and cancellation of a certificate or certificates for at least the number of shares to be transferred, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, with the proof of authenticity of the signatures satisfactory to the Corporation or its agents, and with all required stock transfer tax stamps affixed thereto and canceled, or accompanied by sufficient funds to pay the taxes.

     SECTION 3. LOST CERTIFICATE.
                ----------------

     If any certificate of stock is lost, stolen, or destroyed, the Board of Directors, in its discretion, or any officers duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate, in place of the certificate so lost, stolen, or destroyed. The applicant for a substitute certificate shall furnish evidence satisfactory to the Corporation of the loss, theft, or destruction of the certificate and of its ownership, and shall also furnish whatever security or indemnity the Corporation requires.

     SECTION 4. DETERMINATION OF HOLDERS OF RECORD FOR CERTAIN PURPOSES.
                -------------------------------------------------------

     In order to determine the stockholders or other holders of securities entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights from any change, conversion, or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date. The record date shall not be more than sixty days prior to the date of payment of the rights or the date when any the rights from any change, conversion, or exchange of stock or securities may be exercised. Only holders of record on the date so fixed shall be entitled to receive payment of the dividend or other distribution or to receive the allotment of rights, or to exercise the rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after the record date has been fixed.

                                  ARTICLE VI

              INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS

     SECTION 1. INDEMNIFICATION.
                ---------------

             a. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceedings whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation or the other person and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation or the other person or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

             b. The  Corporation  shall  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation or the other person; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or the other court shall deem proper.

     SECTION 2. EXPENSES.
                --------

     To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection therewith, if any, as the Board of Directors deems appropriate.

     SECTION 3. DETERMINATION OF INDEMNIFICATION.
                --------------------------------

     Any indemnification under Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article
VI. The determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceedings, (ii) if either a disinterested quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     SECTION 4. NONEXCLUSIVE RIGHT.
                ------------------

     The indemnification provided by this Article VI shall not be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office. The indemnification provided by this Article VI shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the successors, assigns, heirs, executors, and administrators of that person.

     SECTION 5. SUBORDINATION OF INDEMNIFICATION.
                --------------------------------

     Notwithstanding any provision of this Article VI to the contrary, any indemnification obligation of the Corporation under this Article VI shall be fully subordinated to any and all other obligations of the Corporation and shall not constitute a "claim" against the Corporation (as defined in Section 101(4) of the Federal Bankruptcy Code) in the event that, and for so long as, the Corporation's cash flow is insufficient to pay any and all other obligations.

                                 ARTICLE VII

                                 MISCELLANEOUS

     SECTION 1. FISCAL YEAR.
                -----------

     The fiscal year of the Corporation shall be as fixed by the Board of Directors.

     SECTION 2. SIGNATURES ON NEGOTIABLE INSTRUMENTS.
                ------------------------------------

     All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by the officers or agents and in the manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officers, or any officer and agent jointly, who are duly authorized by the Board of Directors.

     SECTION 3. REFERENCES TO ARTICLE AND SECTION NUMBERS AND TO THE BYLAWS AND THE CERTIFICATE OF INCORPORATION.
                 ------------------------------------------------------

     Whenever in these bylaws reference is made to an Article or Section number, the reference is to the number of an Article or Section of these bylaws. Whenever in these bylaws reference is made to the bylaws, the reference is to these bylaws of the Corporation, as amended, and whenever reference is made to the Certificate of Incorporation, the reference is to the Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.

                                 ARTICLE VIII

                                  AMENDMENTS

     SECTION 1. AMENDMENTS.
                ----------

     The bylaws may be altered, amended, or repealed at any Annual Meeting of Stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon and by the Board of Directors at any valid meeting by affirmative vote of a majority of the whole Board of Directors or by the written consent of all members of the whole Board of Directors. In no event shall any alteration, amendment, or repeal of any bylaw impair, or impair the intent of, or be inconsistent with, the Certificate of Incorporation of the Corporation. Notice of any proposed alteration, amendment, or repeal of the bylaws shall be included in the notice of meeting in which the proposal is to be acted upon.

     SECTION 2. AMENDMENT OF CERTAIN BYLAWS.
                ---------------------------

     Notwithstanding any other provision of these bylaws, the affirmative vote of 100% of the members of the Board of Directors of the Corporation shall be required in order to alter, amend, or repeal Sections 1, 3, 4, 6, or 10 of
Article III, or Sections 1 or 2 of this Article VIII of these bylaws, or to adopt any bylaw that would have the substantive effect of altering, amending or repealing Sections 1, 3, 4, 6, or 10 of Article III, or Sections 1 or 2 of this Article VIII of these bylaws.